Exhibit 10.4
FORM OF
LETTER AGREEMENT FOR ADMINISTRATIVE SERVICES
ATLAS ACQUISITION HOLDINGS CORP.
                    , 2007
Hauslein & Company, Inc.
Gentlemen:
This letter will confirm our agreement, that commencing on the consummation date (the “Closing Date”) of the initial public offering (“IPO”) of the securities of Atlas Acquisition Holdings Corp. (the “Company”) and continuing until the earlier of the consummation by the Company of a “Business Combination” or the liquidation of the Company (each, as described in the Company’s IPO prospectus, and such earlier date, the “Termination Date”), Hauslein & Company, Inc. shall make available to the Company for certain administrative, technology, and secretarial services, as well as the use of certain limited office space, in the Hobe Sound, Florida area, as may be required by the Company from time to time, situated at 11450 SE Dixie Highway, Suite 105, Hobe Sound, Florida 33455 (or any successor location) and any other locations. In exchange therefor, the Company shall pay to Hauslein & Company, Inc. the sum of $10,000 per month (the “Fee”) on the Closing Date and continuing monthly thereafter until the Termination Date.
[Signatures appear on following page]

Very truly yours, ATLAS ACQUISITION HOLDINGS CORP.
By:
	Name:	James N. Hauslein
	Title:	Chairman of the Board and Chief Executive Officer

AGREED TO AND ACCEPTED BY: HAUSLEIN & COMPANY, INC.
By:
	Name:	James N. Hauslein
	Title:	President